UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 06, 2025

XINDA DBA

TRIBAL RIDES INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-56366	37-1758469
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

26060 Acero, Mission Viejo, CA 92691

(Address of principal executive offices, including zip code)

949-434-7259

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 06, 2025, TRIBAL RIDES INTERNATIONAL CORP., 26060 Acero, Mission Viejo, CA, 92691, a Nevada Corporation (the "Company"), entered into a Share Exchange Agreement (the “Agreement”) with Singta Industries Inc., a Delaware Corporation ("Target" or "SINGTA"). According to the Agreement, a 100.00% of the 50,000,000 issued and outstanding shares of capital stock of the Target shall be acquired by the Company in exchange for 400,000,000 newly issued “restricted” common shares of the Company to be issued to SINGTA’s selling shareholders and which shall represent the complete consideration paid under this Agreement for the 100% acquisition of Target (the “Consideration”).

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 in this report on Form 8-K is incorporated by reference herein.

The Securities were issued without registration under the Securities Act based upon the private offering exemption provided under Section 4(a)(2) and/or Regulation S promulgated thereunder. No general solicitation or general advertising was used in connection with the issuance of the Securities.

The foregoing description of the Agreement and the Acquisition is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2024.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Share Exchange Agreement dated February 6, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tribal Rides International Corp.

Date: February 06, 2025	By:	/s/ Joseph Grimes
Joseph Grimes, Chief Executive Officer

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